UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 17, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 17, 2011, Renaissance Learning announced that its shareholders approved the agreement and plan of merger dated August 15, 2011, as amended, among Renaissance Learning and affiliates of the Permira Funds.  Renaissance Learning and the Permira Funds intend to close the transaction on October 19, 2011.

Renaissance Learning issued a press release with respect to the events described above, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release dated October 17, 2011

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described in the amended Permira Funds merger agreement or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including the Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 17, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 17, 2011